EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-260266) and on Form S-8 (Nos. 333-261401 and 333-264744) of Nerdy Inc. of our report dated February 28, 2023 relating to the financial statements which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
St. Louis, Missouri
February 28, 2023